    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1999



                                                      REGISTRATION NO. 333-69693

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                          ---------------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                          ---------------------------

                            GROUP 1 AUTOMOTIVE, INC.


                (Name of registrant as specified in its charter)

                     DELAWARE                                           76-0506313
 (State or other jurisdiction of incorporation or          (I.R.S. Employer Identification No.)
                   organization)

  SEE "TABLE OF ADDITIONAL REGISTRANTS" ON THE FOLLOWING PAGE FOR INFORMATION RELATING TO THE SUBSIDIARIES OF GROUP 1 AUTOMOTIVE, INC. THAT MAY GUARANTEE
           PAYMENTS OWED ON THE DEBT SECURITIES REGISTERED HEREUNDER.


             950 ECHO LANE, SUITE 350                             B.B. HOLLINGSWORTH, JR.
               HOUSTON, TEXAS 77024                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  (713) 467-6268                                      (713) 467-6268
(Address, including zip code, and telephone number,  (Name, address, including zip code, and telephone
  including area code, of Registrant's principal    number, including area code, of agent for service)
                executive offices)


                                    Copy to:
                                 JOHN S. WATSON
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)
                          ---------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3

     The following subsidiaries of Group 1 Automotive, Inc. are co-registrants under this Registration Statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:


                 SUBSIDIARY                        STATE OF ORGANIZATION       IRS EMPLOYER ID NO.
                 ----------                        ---------------------       -------------------
Southwest Toyota, Inc.                         Texas                           76-0173063
SMC Luxury Cars, Inc.                          Texas                           76-0270456
McCall Automotive Group, Inc.                  Delaware                        Applied For
Courtesy Nissan, Inc.                          Texas                           75-1905979
Group 1 Ford, Inc.                             Texas                           74-2861544
McKinney Dodge, Inc.                           Texas                           75-2763925
Smith Automotive Group, Inc.                   Texas                           76-0568340
Mike Smith Automotive-H, Inc.                  Texas                           Applied For
Mike Smith Automotive-N, Inc.                  Texas                           76-0566784
Mike Smith Autoplaza, Inc.                     Texas                           76-0202396
Mike Smith Autoplex, Inc.                      Texas                           76-0561393
Mike Smith Autoplex Buick, Inc.                Texas                           76-0566787
Mike Smith Autoplex Dodge, Inc.                Texas                           76-0566783
Mike Smith Autoplex-German Imports, Inc.       Texas                           76-0566786
Mike Smith Autoplex-V, Inc.                    Texas                           76-0566788
Mike Smith L/M, Inc.                           Delaware                        Applied For
Mike Smith GM, Inc.                            Delaware                        Applied For
Round Rock Nissan, Inc.                        Texas                           76-0513858
Smith, Liu & Corbin, Inc.                      Texas                           76-0173063
Smith, Liu & Kutz, Inc.                        Texas                           76-0140051
Town North Imports, Inc.                       Texas                           74-2551405
Town North Nissan, Inc.                        Texas                           74-2360462
Town North Suzuki, Inc.                        Texas                           74-2443143
Bob Howard Automotive-A, Inc.                  Oklahoma                        Applied For
Bob Howard Automotive-H, Inc.                  Oklahoma                        73-1443717
Bob Howard Chevrolet, Inc.                     Oklahoma                        73-1329605
Bob Howard Dodge, Inc.                         Oklahoma                        73-1494123
Bob Howard Motors, Inc.                        Oklahoma                        73-1370828
Bob Howard Nissan, Inc.                        Oklahoma                        73-1524179
Howard Automotive Group, Inc.                  Oklahoma                        73-1540344
Howard Pontiac-GMC, Inc.                       Oklahoma                        73-1022200
Foyt Motors, Inc.                              Texas                           76-0237540
Kingwood Motors-H, Inc.                        Texas                           Applied For
Koons Ford, Inc.                               Florida                         59-1914202
Courtesy Ford, Inc.                            Florida                         76-0558145
Perimeter Ford, Inc.                           Delaware                        76-0558147
Flamingo Ford, Inc.                            Florida                         59-3501408
J. Carroll Management Group, Inc.              Florida                         65-0817420
Prestige Chrysler Plymouth Northwest, Ltd.     Texas (limited partnership)     74-2679593
MMK Interests, Inc.                            Texas                           74-2679591
Prestige Chrysler Plymouth South, Ltd.         Texas (limited partnership)     74-2690980
Prestige Chrysler Plymouth, Inc.               Texas                           74-2571848
Maxwell Chrysler Plymouth Dodge Jeep Eagle,
  Ltd.                                         Texas (limited partnership)     74-2690982
Maxwell Chrysler Plymouth Dodge, Inc.          Texas                           74-2398548
Highland Autoplex, Inc.                        Texas                           74-2873513
Prestige Maxwell, Inc.                         Delaware                        51-0379880
Maxwell Ford, Ltd.                             Texas (limited partnership)     74-2884783
Maxwell Holdings, Inc.                         Delaware                        51-0382407
Maxwell Texas Management, Inc.                 Texas                           74-2884780
Casa Chevrolet Inc.                            New Mexico                      85-0450426
Casa Chrysler Plymouth Jeep Inc.               New Mexico                      85-0450428
Johns Automotive Group, Inc.                   New Mexico                      Applied For
Luby Chevrolet Co.                             Delaware                        84-0459450

                        TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3


                 SUBSIDIARY                        STATE OF ORGANIZATION       IRS EMPLOYER ID NO.
                 ----------                        ---------------------       -------------------
Lubbock Motors-F, Ltd.                         Texas (limited partnership)     Applied For
Lubbock Motors-T, Ltd.                         Texas (limited partnership)     Applied For
Lubbock Automotive-M, Inc.                     Delaware                        Applied For
Rockwall Automotive-F, Ltd.                    Texas (limited partnership)     Applied For
Amarillo Motors-C, Ltd.                        Texas (limited partnership)     Applied For
Amarillo Motors-J, Ltd.                        Texas (limited partnership)     Applied For
Amarillo Motors-F, Ltd.                        Texas (limited partnership)     Applied For
Lubbock Motors, Inc.                           Texas                           Applied For
Kutz Auto Group, Inc.                          Texas                           Applied For
Chapparal Dodge, Ltd.                          Texas (limited partnership)     Applied For
Colonial Chrysler-Plymouth, Ltd.               Texas (limited partnership)     Applied For
Group 1 Holdings-T, Inc.                       Delaware                        Applied For
Group 1 Holdings-GM, Inc.                      Delaware                        Applied For
Delaware Acquisition-CC, L.L.C.                Delaware                        Applied For
Delaware Acquisition-GM, L.L.C.                Delaware                        Applied For
Delaware Acquisition-T, L.L.C.                 Delaware                        Applied For
Delaware Acquisition-F, L.L.C.                 Delaware                        Applied For
Bob Howard Automotive-East, Inc.               Oklahoma                        73-1511394
GPI Atlanta, Inc.                              Delaware                        58-2436391
Mike Smith Autoplex-A, Inc.                    Texas                           76-0587242
Mike Smith Motors, Inc.                        Texas                           76-0586392
Mike Smith Imports, Inc.                       Texas                           76-0586800
Sunshine Buick Pontiac GMC Truck, Inc.         New Mexico                      85-0457224
Group 1 Realty, Inc.                           Delaware                        Applied For

PROSPECTUS

Group 1 Automotive, Inc.
950 Echo Lane, Suite 350
Houston, Texas 77024
(713) 467-6268

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                             ---------------------


    We may offer and sell the securities listed above with an aggregate offering price up to $250 million in connection with this prospectus. We will provide specific terms of these offerings and securities in supplements to this prospectus, including whether the debt securities are guaranteed by all of our subsidiaries.


     YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 4 OF THIS PROSPECTUS.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.



This prospectus is dated January 29, 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
Cautionary Statement About Forward-Looking Statements.......    3
Disclaimer..................................................    4
The Company.................................................    4
Risk Factors................................................    4
Use of Proceeds.............................................   12
Ratios of Earnings to Fixed Charges and Earnings to Fixed
  Charges plus Dividends....................................   12
Description of Debt Securities..............................   12
Description of Capital Stock................................   21
Depositary Shares...........................................   26
Plan of Distribution........................................   27
Legal Matters...............................................   28
Experts.....................................................   28


                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We also file such information with the New York Stock Exchange. Such reports, proxy statements and other information may be read and copied at 30 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until we sell all of the securities or we terminate this offering:

     - Our Annual Report on Form 10-K for the year ended December 31, 1997 (as amended on April 15, 1998);

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 (as amended on September 22, 1998) and September 30, 1998;


     - Our Current Reports on Form 8-K, filed March 31, 1998 (as amended on May 28, 1998), April 15, 1998, (as amended on June 11, 1998), December 11,
       1998, January 25, 1999 and January 26, 1999; and


     - The description of the common stock contained in our Form 8-A dated October 7, 1997.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
     Scott L. Thompson
     Senior Vice President -- Chief Financial Officer & Treasurer
     Group 1 Automotive, Inc.
     950 Echo Lane, Suite 350
     Houston, Texas 77024
     (713) 467-6268

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act (the "Securities Act") and Section 21E of the Securities Exchange Act (the "Exchange Act"). These statements appear in a number of places in this prospectus and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things:

     - future acquisitions,

     - expected future cost savings,

     - future capital expenditures,

     - trends affecting our future financial condition or results of operations, and

     - our business strategy regarding future operations.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results for a number of reasons, including:

     - industry conditions,

     - future demand for new and used vehicles,

     - restrictions imposed on us by automobile manufacturers,

     - the ability to obtain the consents of automobile manufacturers to our acquisitions,

     - the availability of capital resources, and

     - the willingness of acquisition candidates to accept our common stock as currency.

     The information contained in this prospectus, including the information set forth under the heading "Risk Factors," identifies additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.

     All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

                                   DISCLAIMER

     No Manufacturer or Distributor (as defined in this prospectus) has been involved, directly or indirectly, in the preparation of this prospectus or in any offering made hereby. No Manufacturer or Distributor has made any statements or representations in connection with the offering or has provided any information or materials that were used in connection with the offering, and no Manufacturer or Distributor has any responsibility for the accuracy or completeness of this prospectus.

                                  THE COMPANY

     We are a leading operator and consolidator in the highly fragmented automotive retailing industry. We currently own 59 automobile dealership franchises representing 23 different brands of automobiles and 12 collision service centers located in Texas, Oklahoma, Florida, New Mexico, Georgia and Colorado. Through our dealerships, we sell new and used cars and light trucks, provide maintenance and repair services, sell replacement parts and arrange related financing, vehicle service contracts and insurance.


     We were incorporated in Delaware in December 1995. We began operating automobile dealerships in November 1997 when we acquired our four "founding groups" in four separate simultaneous transactions. Our founding groups owned 30 dealership franchises, and, since then, we have acquired an additional 33 dealership franchises in 10 separate acquisitions. Additionally, we acquired two franchises through manufacturer grants. During 1998, we sold one Subaru franchise and returned one Kia franchise to the manufacturer. In addition, Chrysler ceased operation of the Eagle brand nationally, of which we had four franchises. These six franchises were insignificant to our operations.


     Our corporate headquarters is located in Houston, Texas at 950 Echo Lane, Suite 350, Houston, Texas 77024 (telephone: (713) 467-6268).

                                  RISK FACTORS

     You should carefully consider and evaluate all of the information in this prospectus, including the risk factors set forth below, before investing.

MANUFACTURER RESTRICTIONS

     The following table sets forth the percentage of our new vehicle retail unit sales attributable to the manufacturers we represent:


                                                              PERCENTAGE OF OUR
                                                                 NEW VEHICLE
                                                               PRO FORMA RETAIL
                                                              UNITS FOR THE NINE
                                                                 MONTHS ENDED
                        MANUFACTURER                          SEPTEMBER 30, 1998
                        ------------                          ------------------
Ford........................................................         25.7%
Toyota/Lexus................................................         19.3
Chrysler....................................................         18.1
General Motors..............................................         14.8
Nissan......................................................          9.4
Honda/Acura.................................................          9.2
Other.......................................................          3.5
                                                                    -----
Total.......................................................        100.0%
                                                                    =====



     The loss of our relationships with one or more of these named manufacturers could have an adverse effect on our business.



     The term Manufacturers refers to all of the manufacturers of new cars that we sell, including Ford Motor Company ("Ford"), General Motors Corporation ("GM"), DaimlerChrysler ("Chrysler"), Toyota Motor Corp. and Toyota Motor Sales, U.S.A., Inc. (collectively "Toyota"), Honda Motor Co., Ltd. and American Honda Motor Co., Inc. (collectively "Honda"), Nissan Motor Co., Ltd. and Nissan Motor

North America, Inc. (collectively "Nissan"), Mitsubishi Motor Sales of America, Inc., American Isuzu Motors, Inc., American Suzuki Motor Corporation and Volvo Cars of North America, Inc.


     FRANCHISE AGREEMENTS. Each of our dealerships operates under a franchise agreement with one of our Manufacturers (or authorized distributors ("Distributors")). Under our dealership franchise agreements, the Manufacturers exert considerable influence over the operations of our dealerships. Each of the franchise agreements may be terminated or not renewed by the Manufacturer for a variety of reasons, including any unapproved change of ownership or management. While we believe that we will be able to renew all of our franchise agreements, we cannot guarantee that all of our franchise agreements will be renewed or that the terms of the renewals will be favorable to us.

     Our franchise agreements do not give us the exclusive right to sell a Manufacturer's product within a given geographic area. Accordingly, a Manufacturer may, subject to any protection of state law, grant another dealer a franchise to start a new dealership near one of our locations, or an existing dealer may move its dealership to a location which would compete directly with us. The location of new dealerships near our existing dealerships could adversely affect our operations.


     ACQUISITIONS. We must obtain the consent of the Manufacturer prior to the acquisition of any of its dealership franchises. Delays in obtaining, or failing to obtain, Manufacturer approvals for dealership acquisitions could adversely affect our growth strategy. Obtaining the consent of a Manufacturer for the acquisition of a dealership could take a significant amount of time or might be rejected entirely. Obtaining the approvals of the Manufacturers for the acquisition of our founding groups took almost one year. Although the Manufacturer approvals of our recent acquisitions have taken significantly less time, future approvals may not be prompt and such approvals may not be ultimately obtained.


     In determining whether to approve an acquisition, Manufacturers may consider many factors, including the moral character and business experience of the dealership principals and the financial condition, ownership structure and customer satisfaction index scores of our dealerships.

     Our Manufacturers attempt to measure customers' satisfaction with automobile dealerships through systems generally known as the customer satisfaction index or "CSI". The Manufacturers have modified the components of their CSI scores from time to time in the past, and they may replace them with different systems. Failure of our dealerships to comply with a Manufacturer's CSI standards could adversely affect our ability to acquire additional dealerships.


     In addition, a Manufacturer may limit the total number of its dealerships that we may own or the number that we may own in a particular geographic area. The following is a summary of the restrictions imposed by our most significant Manufacturers.



     Ford. Ford currently limits the number of dealerships that we may own to the greater of (1) 15 Ford and 15 Lincoln Mercury dealerships and (2) that number of Ford and Lincoln Mercury dealerships accounting for 5% of the preceding year's total Ford and Lincoln Mercury retail sales of those brands in the United States. In addition, Ford limits us to one Ford dealership in a Ford-defined market area having two or less authorized Ford dealerships and one-third of the Ford dealerships in any Ford-defined market area having more than three authorized Ford dealerships. In many of its dealership franchise agreements, Ford has the right of first refusal to acquire, subject to applicable state law, the Ford franchised dealership when its ownership changes.



     Toyota. Toyota restricts the number of dealerships that we may own and the time frame over which they may be acquired. We can acquire no more than two Toyota dealerships in each semi-annual period from January to June and July to December until we acquire a total of seven Toyota dealerships. After we acquire seven Toyota dealerships we can acquire, if we are then qualified, additional dealerships over a minimum of seven semi-annual periods up to a maximum number of dealerships equal to 5% of Toyota's aggregate national annual retail sales volume. In addition, Toyota restricts the number of Toyota dealerships that we may acquire in any Toyota-defined region and "Metro" market, as well as any contiguous market. We may acquire only three Lexus dealerships nationally and two Lexus dealerships in any one of the four Lexus geographic areas. While we recently have been granted a Lexus companion dealership located south of Houston, this dealership is not considered by Lexus to be a new and separate Lexus dealership for purposes of the restriction on the number of Lexus dealerships we may acquire.


     Chrysler. Currently, we have no agreement with Chrysler restricting our ability to acquire Chrysler dealerships. Chrysler has advised us that in determining whether to approve an acquisition of a Chrysler dealership, Chrysler considers the number of Chrysler dealerships the acquiring company already owns. Chrysler currently considers carefully, on a case-by-case basis, any acquisition that would cause the acquiring company to own more than 10 Chrysler dealerships nationally, six in the same Chrysler-defined zone and two in the same market.

     General Motors. General Motors currently limits the number of GM dealerships that we may acquire prior to October 1999 to seven additional GM dealership locations (any one dealership, however, may include a number of different GM franchises, such as a combination of GMC, Pontiac and Buick franchises). In addition, GM limits the maximum number of GM dealerships that we may acquire at any time to 50% of the GM dealerships, by franchise line, in a GM-defined geographic market area. However, our current agreement with GM does not include Saturn dealerships and our future acquisition of a Saturn dealership will be subject to GM approval on a case-by-case basis.

     Nissan. Nissan restricts us from owning Nissan dealerships whose primary marketing areas ("PMA", as defined by Nissan) competitive segment registration count comprises more than 5% of Nissan's total national competitive segment registrations based on the sum of the retail competitive segment registrations in PMAs associated with us; or 20% of any Nissan region's total competitive segment registrations contained in all PMAs associated with us in that region.


     Honda. Under our current agreement with Honda, Honda limits the number of dealerships that we may own to (1) seven Honda and three Acura franchises nationally, (2) one Honda dealership in a Honda-defined "Metro" market with two to 10 Honda dealership points, (3) two Honda dealerships in a Metro market with 11 to 20 Honda dealership points, (4) three Honda dealerships in a Metro market with 21 or more Honda dealership points, (5) no more than 4% of the Honda dealerships in any one of the 10 Honda geographic zones, (6) one Acura dealership in a Metro market, and (7) two Acura dealerships in any one of the six Acura geographic zones.



     Honda has proposed a new agreement to replace our current agreement. Honda has proposed that we could acquire Honda dealerships representing up to 6% of total Honda unit sales in the United States by December 31, 2005, increasing 1% each year beginning January 1, 2002 from the 2% level in effect through December 31, 2001. The proposed new agreement contains additional restrictions in various geographic markets. We are continuing to negotiate with Honda on these geographic restrictions as well as other restrictions on the number of dealerships that we may acquire. Also under the proposed new agreement, we could acquire no more than two Acura dealerships in a Metro market with four or more dealer points and one Acura dealership in other Metro markets, three Acura dealerships in any one of the six Acura geographic zones and five Acura dealerships nationally.



     We currently own six Ford, one Lincoln, one Mercury, 21 Chrysler, two Toyota, one Lexus, three Honda and two Acura dealership franchises and six General Motors dealership locations. Under current restrictions, we may acquire the maximum number of Toyota dealerships described above based on aggregate national retail sales volume of Toyota, two additional Lexus dealerships, four additional Honda dealerships, one additional Acura dealership, approximately 400 additional Ford and Lincoln Mercury dealerships and seven additional GM dealership locations prior to October 1999, subject to being increased.



     FINANCINGS. Provisions in our agreements with our Manufacturers may restrict in the future our ability to obtain financing. Our current agreement with Honda requires Honda's consent for any equity offering. Honda's proposed new agreement with us does not contain that requirement. We have not negotiated or executed the proposed new agreement, nor have we obtained Honda's consent for any offering in connection with this prospectus. If Honda were to claim that we breached its existing agreement with us and seek to enforce its remedies, we could be adversely affected.

     If we materially breach our agreement with Honda, Honda could purchase our Honda and Acura dealerships at their fair market value and terminate our dealer agreements with Honda and Acura. For the nine-month period ended September 30, 1998, our Honda and Acura dealerships represented approximately 8.9% and 8.4% of our pro forma revenues and operating income, respectively.


     Honda's proposed new agreement prohibits pledging the stock of Honda franchised dealerships to secure debt financing, although it allows pledging the proceeds from the sale of Honda franchised dealership stock. We are continuing to negotiate with Honda on the terms of the proposed new agreement.


     Our agreement with General Motors contains provisions prohibiting pledging the stock of our GM franchised dealerships. Our agreement with Ford permits pledging our Ford franchised dealerships' stock and assets, but only for Ford dealership-related debt. Moreover, our Ford agreement permits our Ford franchised dealerships to guarantee, and to use Ford franchised dealership assets to secure, our debt, but only for Ford dealership-related debt. Ford has waived that requirement for the offering of Debt Securities covered by this prospectus. If, however, we fail to meet certain minimum financial ratios Ford can reject any acquisitions of Ford franchised dealerships and/or purchase our Ford franchised dealerships.

     OUR OWNERSHIP AND MANAGEMENT. As a condition to granting their consent to our previous acquisitions and our initial public offering, some Manufacturers have imposed other restrictions on us.

     These restrictions prohibit:

     - any one person who in the opinion of the Manufacturer is unqualified to own its franchised dealership or has interests incompatible with the Manufacturer from acquiring more than a specified percentage of our common stock (5% in the case of Honda; 20% in the case of General Motors, Toyota and Nissan, and 50% in the case of Ford;

     - certain material changes in us or extraordinary corporate transactions such as a merger or sale of a material amount of our assets;

     - the removal of a dealership general manager without the consent of the Manufacturer;


     - the use of dealership facilities to sell or service new vehicles of other Manufacturers in certain situations; and


     - changes in control of our Board of Directors or management.

     If we are unable to comply with these restrictions, we generally must (1) sell the assets of the dealerships to the Manufacturer or to a third party acceptable to the Manufacturer or (2) terminate the dealership agreements with the Manufacturer. The Manufacturers may impose additional restrictions on us in the future. Our failure to meet these restrictions may adversely affect, our business and acquisition strategy.

     Our current agreement with Honda gives Honda the right to approve the acquisition of more than 5% of our common stock by any individual or entity, and any subsequent acquisition of more than 10% by such individual, if Honda determines that such acquisition is reasonably detrimental to its interests. Honda may determine that such acquisition is reasonably detrimental to its interests if the acquiring person: competes with Honda, has criminal affiliations or a criminal record, has inadequate experience in the automotive sales and service business, has an unacceptable credit rating, has unacceptable CSI scores or has had prior unsatisfactory relationships with Honda.


     An institutional investor may acquire up to 10% of our common stock without the consent of Honda, unless the institutional investor competes with Honda, has criminal affiliations or a criminal record, or has acquired, or has a reasonable likelihood of acquiring, a controlling interest in us.


     We are required to notify Honda with respect to any such acquisition or proposed acquisition, and if Honda does not approve of the acquisition, we are required to use our best efforts to prevent the acquisition or, if the acquisition has already occurred, to reacquire the shares so transferred. If we are unable to prevent the acquisition or to reacquire the shares we will be in material breach of our agreement with Honda.

     In addition, under our agreement with Honda, each stockholder of the founding groups has agreed not to sell, transfer or in any manner encumber any of the shares of our common stock he acquired in connection with our acquisition of the founding groups, or enter into any agreement or other arrangement providing for the voting of such shares of common stock, without the prior written approval of Honda. If one of these stockholders violates this restriction, we must inform Honda. If Honda does not approve the transfer, and we cannot acquire the shares or arrange for the retransfer of such shares to a person approved by Honda, we will be in breach of our agreement with Honda. The new agreement proposed by Honda does not contain these restrictions on our stockholders.


     Our agreement with Honda also provides that if an entity that Honda has not approved acquires or threatens to acquire a controlling interest in us or any of our Honda or Acura dealerships, we will be in breach of our agreement with Honda.

     OPERATIONS.  We depend on our Manufacturers for operational support:

     - We depend on the Manufacturers to provide us with a desirable mix of new vehicles. The most popular vehicles usually produce the highest profit margins and are frequently difficult to obtain from the Manufacturers. If we cannot obtain sufficient quantities of the most popular models, our profitability may be adversely affected. Sales of less desirable models may reduce our profit margins.

     - We depend on the Manufacturers for sales incentives and other programs that are intended to promote dealership sales or support dealership profitability. Manufacturers historically have made many changes to their incentive programs during each year. A discontinuation or change in Manufacturers' incentive programs could adversely affect our business. Moreover, some Manufacturers use a dealership's CSI scores as a factor for participating in incentive programs. Failure to comply with the CSI standards could adversely affect our participation in dealership incentive programs, which could have a material adverse effect on us.


     Our Manufacturer agreements also specify that we cannot operate a dealership franchised by another Manufacturer in the same building as that Manufacturer's franchised dealership in certain situations. In addition, some Manufacturers, like GM, are in the process of realigning their franchised dealerships along defined "channels", such as combining Pontiac, Buick and GMC in one dealership location. As a result, GM may require us to move or sell some dealerships. Moreover, our Manufacturers generally require that the dealership premises meet defined image standards. All of these requirements could impose significant capital expenditures on us in the future.


DEPENDENCE ON ACQUISITIONS FOR GROWTH

     Growth in our revenues and earnings depends substantially on our ability to acquire and successfully operate dealerships. We cannot guarantee that we will be able to identify and acquire dealerships in the future. In addition, managing and integrating additional dealerships into our existing mix of dealerships may result in substantial costs, delays or other operational or financial problems.

     Restrictions by our Manufacturers as well as covenants contained in our debt instruments limit our ability to acquire additional dealerships. In addition, increased competition for acquisition candidates may develop, which could result in fewer acquisition opportunities available to us and higher acquisition prices.

     Acquisitions involve a number of additional risks, including:

     - diversion of our resources and our management's attention,

     - our possible inability to retain key personnel of the acquired dealership, and

     - unanticipated events or liabilities.

     We will continue to need substantial capital in order to acquire additional automobile dealerships. In the past, we have financed these acquisitions with a combination of cash flow from operations, proceeds from borrowings under our credit facilities with banks and issuances of our common stock. We cannot guarantee that these sources of funds will be sufficient to fund our acquisition program and other cash needs, or that we will be able to obtain adequate additional capital from other sources.

     We expect to utilize our current credit facility to borrow a portion of the funds required for acquisitions. If funds under the credit facility are insufficient to fund our acquisition program, we will be required to obtain alternative financing such as from the issuance of additional debt or equity securities or an expansion or replacement of the credit facility.

     We currently intend to finance future acquisitions by issuing shares of common stock as full or partial consideration for acquired dealerships. The extent to which we will be able or willing to issue common stock for acquisitions will depend on the market value of the common stock from time to time and the willingness of potential acquisition candidates to accept common stock as part of the consideration for the sale of their businesses. If potential acquisition candidates are unwilling to accept our common stock, we will be forced to rely solely on available cash or debt or equity financing, which could adversely affect our acquisition program. Accordingly, our ability to make acquisitions could be adversely affected if the price of our common stock declines.

DEPENDENCE ON THE SUCCESS OF OUR MANUFACTURERS

     Our success depends upon the overall success of the line of vehicles that each of our dealerships sells. Demand for our Manufacturers' vehicles as well as the financial condition, management, marketing, production and distribution capabilities of our Manufacturers affect our business.

     Although we have attempted to lessen our dependence on any one Manufacturer by buying dealerships representing a number of different domestic and foreign Manufacturers, events such as labor disputes and other production disruptions that may adversely affect a Manufacturer may also adversely affect us. Similarly, the late delivery of vehicles from Manufacturers, which sometimes occurs during periods of new product introductions, can lead to reduced sales during those periods. Moreover, any event that causes adverse publicity involving any of our Manufacturers may have an adverse effect on us regardless of whether such event involves any of our dealerships.

RISKS OF IMPORTING PRODUCTS

     A significant portion of our new vehicle business involves the sale of vehicles, vehicle parts or vehicles composed of parts that are manufactured outside the United States. As a result, our operations are subject to customary risks associated with imported merchandise, including fluctuations in the value of currencies, import duties, exchange controls, trade restrictions, work stoppages and general political and economic conditions in foreign countries.

     The United States or the countries from which our products are imported may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adjust presently prevailing quotas, duties or tariffs on imported merchandise. Any of those impositions or adjustments could affect our operations and our ability to purchase imported vehicles and parts. This, in turn, could have an adverse effect on our business.

FLUCTUATIONS IN PROFITABILITY

     The automobile industry is cyclical and historically has experienced downturns characterized by oversupply and weak demand. Many factors affect the industry, including general economic conditions, consumer confidence, personal discretionary spending levels, interest rates and credit availability. We cannot guarantee that the industry will not experience sustained periods of decline in vehicle sales in the future. Any such decline could have an adverse effect on our business.

     The automobile industry also experiences seasonal variations in revenue. Demand for automobiles is generally lower during the winter months than in other seasons, particularly in regions of the United States associated with harsh winters. Accordingly, we expect revenues and operating results generally to be lower in our first and fourth quarters than in our second and third quarters.

CONTINGENT ACQUISITION PAYMENTS


     In our early acquisitions in which we issued shares of our common stock as consideration, we guaranteed to the recipients of the shares that they will receive a minimum price for their shares if they sell the shares in the market. In the event that they do not receive the guaranteed price in a sale, we are required to pay them the difference between the price they received and the guaranteed price. As of December 31, 1998, there were 3,450,187 shares of common stock subject to our guarantee with a weighted average guarantee price of approximately $13.49 per share. These guarantees have terms of three years to ten years with a weighted average term of approximately 6.3 years. If the price of our common stock declines substantially and we are required to perform on our guarantees, our liquidity and ability to finance our acquisition program could be adversely affected.


     In addition, in many of our acquisitions, we may be required to pay contingent consideration to the former stockholders of the acquired dealerships based on an increase in earnings before taxes of their operations during certain periods of time. We cannot determine whether or how much we will have to pay under these contingent payment arrangements. If we are required to make any of these contingent payments, we will have to pay approximately one-half of each payment in common stock and one-half in cash. If these contingent payments must be paid in full, our liquidity and ability to finance our acquisition program could be adversely affected.

LIMITED COMBINED OPERATING HISTORY

     We were incorporated in December 1995 and commenced dealership operations in November 1997 with the acquisition of the founding groups. The founding groups had been owned, operated and managed as separate independent entities prior to their acquisition by us. We have made a number of additional acquisitions of automobile dealerships since we acquired the founding groups. We intend to continue to acquire additional dealerships. Our future operating results will depend in part on our ability to integrate the operations of those businesses and manage the combined enterprise.

     Our management group has been working together since December 1996. We cannot guarantee that our management team will be able to effectively and profitably integrate the founding groups and our other acquisitions or to effectively manage the combined entity. Their inability to do so could adversely affect our business.

SUBSTANTIAL COMPETITION

     The automotive retailing industry is highly competitive with respect to price, service, location and selection. We compete with automobile dealerships (including other public franchised dealership consolidators), private market buyers and sellers of used vehicles, used vehicle dealerships, service center chains and independent service and repair shops. In the new vehicle area, we compete with other franchised dealers.

     We do not have any cost advantage in purchasing new vehicles from the manufacturers and typically rely on advertising, merchandising, sales expertise, service reputation and dealership location to sell new vehicles.

     In recent years, our dealerships have also faced competition from non-traditional sources such as companies that sell automobiles on the Internet, automobile rental agencies, independent leasing companies, used-car "superstores" and price clubs associated with established consumer agencies, such as the American Automobile Association. Some of these competitors use non-traditional sales techniques such as one-price shopping.

     In addition, Ford has begun owning and operating automobile dealerships for the purpose of consolidating Ford dealerships. For example, Ford has acquired dealerships in Tulsa, Oklahoma and has entered into an agreement with Republic Industries, Inc. to jointly acquire Ford dealerships in Rochester, New York. Ford has also announced that it is exploring the possibility of going into business with some of its dealers to create automotive superstores in selected markets.

     Some of our competitors, including these recent market entrants, may have greater financial, marketing and personnel resources than us and lower overhead and sales costs.

     In the parts and service area, we also compete with a number of regional or national chains which offer selected parts and services at prices that may be lower than our prices. We cannot guarantee that our strategy will be more effective than the strategies of our competitors.

RELIANCE ON KEY PERSONNEL


     We depend to a large extent upon the abilities and continued efforts of our executive officers, senior management and principals of our dealerships. Furthermore, we will likely be dependent on the senior management of any dealerships acquired in the future. If any of those persons leave or if we fail to attract and retain other qualified employees, our business could be adversely affected.


     Although we have entered into employment agreements with each of our executive officers and some of the principals of our dealerships, we cannot guarantee that any individual will continue in his present capacity with us for any particular period of time. We currently have no key man insurance for any of our officers or senior management.

YEAR 2000

     Year 2000 issues result from the inability of computer programs or computerized equipment to accurately calculate, store or use a date subsequent to December 31, 1999. The erroneous date can be interpreted in a number of different ways; typically the year 2000 is interpreted as the year 1900. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     We recognize the need to ensure that our computer systems, equipment and operations will not be adversely impacted by the change to the calendar year 2000. In this regard, we have taken steps to identify potential areas of risk and have begun addressing these in our planning, purchasing and daily operations. We have not quantified the total cost of converting all internal systems, equipment and operations for the year 2000, but we do not believe that the cost will be material to our financial position. In connection with acquisitions, we review and address the candidate's year 2000 readiness during the due diligence process.

     We are currently reviewing the potential adverse impact on us of the failure of our third party service providers or vendors to address any of their year 2000 issues. We are dependent upon our dealerships' computer systems in our daily operations. All our dealerships are, or are expected to be, using a computer system supported by a major automobile dealership computer system provider. We have contacted each of these providers and have received assurance from the providers that their systems are, or will be, year 2000 ready. We are dependent upon these providers, as are most dealerships in the United States, to address the year 2000 issues. In addition, we are dependent on our Manufacturers for the production and delivery of new vehicles and parts. Although, we have no reason to believe that our Manufacturers will not be year 2000 ready, we have been unable to obtain written assurance from them that their systems are year 2000 ready.

     Failure by us, our Manufacturers or our third party service providers and vendors to adequately address the year 2000 issue could have an adverse effect on us.

GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL RISKS

     We are subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, consumer protection laws and environmental requirements governing, among other things, discharges to the air and water, the storage of petroleum substances and chemicals, the handling and disposal of wastes, and the remediation of contamination arising from spills and releases. The violation of those laws and regulations could result in civil and criminal penalties being levied against us or in a cease and desist order against operations that are not in compliance. Future acquisitions by us may also be subject to governmental regulation, including antitrust reviews. Although we believe that we substantially comply with all applicable laws and regulations relating to our business, future laws and regulations or changes to existing laws or regulations may be more stringent and require us to incur significant additional costs.

                                USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the acquisition of additional automobile dealerships, additions to our working capital, and capital expenditures.


                    RATIOS OF EARNINGS TO FIXED CHARGES AND

                    EARNINGS TO FIXED CHARGES PLUS DIVIDENDS

     The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated. Since we did not commence dealership operations until November 1997, only the financial information for periods after October 1997 reflects our combined dealership operations. The financial information for periods prior to November 1997 are the results of the Howard Group, one of the founding groups.

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                     YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                                                 --------------------------------   -------------
                                                 1993   1994   1995   1996   1997       1998
                                                 ----   ----   ----   ----   ----   -------------
Ratio of earnings to fixed charges.............  2.28   1.86   1.98   2.32   2.16       2.69
Ratio of earnings to fixed charges plus
  dividends....................................  2.28   1.86   1.98   2.32   2.16       2.69

     For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges plus dividends: (i) earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and (ii) "fixed charges" consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property. There were no dividends paid or accrued during the periods presented above.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, our subsidiaries, if our subsidiaries are guarantors of the Debt Securities, and a U.S. banking institution (a "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series which are offered by a prospectus supplement will be described in the prospectus supplement.

     We have summarized selected provisions of the Indenture below. The summary is not complete. The forms of the Indenture have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

GENERAL

     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under "-- Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

     If specified in the prospectus supplement, our subsidiaries (the "Subsidiary Guarantors") will unconditionally guarantee (the "Subsidiary Guarantees") on a joint and several basis the Debt Securities as described under "Subsidiary Guarantees" and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor.

     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

          (1) the title of the Debt Securities;

          (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the subordinated terms relating thereto;

          (3) whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

          (4) any limit on the aggregate principal amount of the Debt
     Securities;

          (5) the dates on which the principal of the Debt Securities will be payable;

          (6) the interest rate which the Debt Securities will bear and the interest payment dates for the Debt Securities;

          (7) the places where payments on the Debt Securities will be payable;

          (8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

          (9) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

          (10) the portion of the principal amount, if less than all, of the Debt Securities which will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

          (11) whether the Debt Securities are defeasible;

          (12) any addition to or change in the Events of Default;

          (13) any addition to or change in the covenants in the Indenture applicable to any of the Debt Securities; and

          (14) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt

Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

     - the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

     - the applicability and effect of such provisions in the event of specified defaults with respect to any or certain Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

     - the definition of Senior Debt applicable to the Subordinated Debt Securities of that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the Subordinated Debt Securities as described under "-- Defeasance and Covenant Defeasance."

SUBSIDIARY GUARANTEES

     If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

     Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will, jointly and severally, unconditionally guarantee the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

     In the case of Subordinated Debt Securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

     Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each Subsidiary Guarantee will be a continuing guarantee and will:

          (1) remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the applicable Debt Securities are defeased and discharged in accordance with the defeasance provisions of the Indentures) or (b) released as described in the following paragraph,

          (2) be binding upon each Subsidiary Guarantor and

          (3) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

     In the event that a Subsidiary Guarantor ceases to be a Restricted Subsidiary, whether as a result of a disposition of all of the assets or all of the Capital Stock of such Subsidiary Guarantor, by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder and no other Person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor (if not otherwise a Restricted Subsidiary) will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in such Subsidiary Guarantor's ceasing to be a Restricted Subsidiary are carried out pursuant to and in compliance with all of the applicable covenants in the Indenture. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002).

     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section
305)

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

     Notwithstanding any provision of the applicable Indenture or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

          (i) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture,

          (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or

          (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the applicable Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or our agents, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the Senior Indenture (the "Senior Trustee") in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series and the corporate trust office of the Subordinated Trustee in the City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

     All moneys paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment thereof. (Section 1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

          (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures,

          (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and

          (iii) certain other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met. (Section 801)

EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

          (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

          (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

          (4) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets";

          (5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

          (6) default under the terms of any instrument evidencing or securing any of our Debt or any Restricted Subsidiary having an outstanding principal amount of $10 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt

     (which acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration) or constitutes the failure to pay all or any portion of the principal amount of such Debt when due;

          (7) the rendering of a final judgment or judgments (not subject to appeal) against us or any Restricted Subsidiary in an amount in excess of $10 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (8) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary; and

          (9) in the case of Debt Securities guaranteed by any Subsidiary Guarantor, the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture). (Section 501)

     If an Event of Default (other than an Event of Default described in clause
(8) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

     Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding

Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)


     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004)


MODIFICATION AND WAIVER

     Modifications and amendments of the Indentures may be made by us, the Subsidiary Guarantors and the applicable Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security,

          (2) reduce the principal amount of, or any premium or interest on, any Debt Security,

          (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof,

          (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

          (5) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,

          (6) in the case of Subordinated Debt Securities, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities,

          (7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor,

          (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture,

          (9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or

          (10) modify such provisions with respect to modification and waiver. (Section 902)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

     The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101)

     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section
104)

DEFEASANCE AND COVENANT DEFEASANCE


     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series. (Section 1501)



     Defeasance and Discharge. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things,


          (i) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

          (ii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing;

          (iii) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we or any Restricted Subsidiary is a party or by which we or any Restricted Subsidiary is bound;

          (iv) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any of our Senior Debt shall have occurred and be continuing and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and


          (v) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940. (Sections 1502 and 1504)



     Defeasance of Certain Covenants. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur and the requirements set forth in clauses (ii), (iii), (iv) and (v) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. (Sections 1503 and 1504)


NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

     We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

                          DESCRIPTION OF CAPITAL STOCK


     As of December 31, 1998, our authorized capital stock was 51,000,000 shares. Those shares consisted of: (a) 1,000,000 shares of preferred stock, none of which were outstanding; and (b) 50,000,000 shares of common stock, of which 18,230,149 shares were outstanding.

COMMON STOCK

     Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of the common stock may vote one vote for each share held on all matters voted upon by our stockholders, including the election of our directors. Holders of common stock may not cumulate their votes in elections of directors.

     Subject to the rights of any then outstanding shares of preferred stock, the holders of common stock may receive such dividends as our Board of Directors may declare in its discretion out of legally available funds. Holders of common stock will share equally in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

PREFERRED STOCK

     The prospectus supplement will specify any terms of any series of preferred stock offered by it including:

     - the series, the number of shares offered and the liquidation value of the preferred stock,

     - the price at which the preferred stock will be issued,

     - the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock,

     - the liquidation preference of the preferred stock,

     - the voting rights of the preferred stock,

     - whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund,

     - whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion, and

     - any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

     The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

     We may issue preferred stock from time to time in one or more series. Subject to the provisions of our Restated Certificate of Incorporation and limitations prescribed by law, our Board of Directors may adopt resolutions to issue the shares of preferred stock, to fix the number of shares, and to change the number of shares constituting any series and establish the voting powers, designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by our stockholders.

     Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock or any existing preferred stock. For example, any preferred stock issued may rank prior to our common stock or any existing preferred stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock or any existing preferred stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

ANTI-TAKEOVER PROVISIONS

     Certain provisions in our Restated Certificate of Incorporation and Bylaws and our stockholders' rights plan may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts.

     Classified Board of Directors and Limitations on Removal of Directors. Our Board of Directors is divided into three classes. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause and upon the vote of holders of at least 80% of the voting power of the outstanding shares of common stock. In general, our Board of Directors, not the stockholders, has the right to appoint persons to fill vacancies on the Board of Directors.

     No Written Consent by Stockholders. Our Restated Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of our stockholders. Special meetings of our stockholders may be called only by our Board of Directors.

     Business Combinations under Delaware Law. We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents a person who owns 15% or more of our outstanding voting stock (an "interested stockholder") from engaging in certain business combinations with us for three years following the date that the person become an interested stockholder. These restrictions do not apply if:

     - before the person became an interested stockholder, our Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or the business combination;

     - upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction commenced; or

     - following the transaction in which the person became an interested stockholder, the business combination is approved by both our Board of Directors and the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

     These restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement of certain extraordinary transactions involving us and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or goes unopposed by a majority of our directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

     Stockholders' Rights Plan. Our Board of Directors has adopted a stockholders' rights plan (the "Rights Plan"). Under the Rights Plan, each Right entitles the registered holder under the circumstances described below to purchase from us one one-thousandth of a share of our Junior Participating Preferred Stock (the "Preferred Shares") at a price of $65 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The following is a summary of certain terms of the Rights Plan. The Rights Plan is filed as an exhibit to the registration statement of which this prospectus is a part and this summary is qualified by reference to the specific terms of the Rights Plan.

     Until the Distribution Date (as defined below), the Rights attach to all common stock certificates representing outstanding shares. No separate Right Certificate will be distributed. A Right is issued for each share of common stock issued. The Rights will separate from the common stock and a Distribution Date will occur upon the earlier of

     - 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of our outstanding Voting Shares (as defined in the Rights Agreement), or

     - 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the person or group beneficially owning 20% or more of our outstanding Voting Shares.

     Until the Distribution Date or the earlier of redemption or expiration of the Rights, the Rights are evidenced by the certificates representing the common stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The rights will expire on November 4, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged.

     If a person or group acquires 20% or more of our Voting Shares, each Right then outstanding (other than Rights beneficially owned by the Acquiring Persons which would become null and void) becomes a right to buy that number of shares of common stock (or under certain circumstances, the equivalent number of one one-thousandths of a Preferred Share) that at the time of such acquisition has a market value of two times the Purchase Price of the Right.

     If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction has a market value of two times the Purchase Price of the Right.

     The dividend and liquidation rights, and the non-redemption feature, of the Preferred Shares are designed so that the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right will approximate the value of one share of common stock. The Preferred Shares issuable upon exercise of the Rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole Preferred Share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of
(i) $1.00 in cash, or (ii) in the aggregate, 1,000 times the dividend declared on the common stock. In the event of liquidation, the holders of Preferred Shares may receive a preferential liquidation payment equal to the greater of
(i) $1,000 per share, or (ii) in the aggregate, 1,000 times the payment made on the shares of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole Preferred Share will be entitled to receive 1,000 times the amount received per share of common stock. Each whole Preferred Share will be entitled to 1,000 votes on all matters submitted to a vote of our stockholders and Preferred Shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our stockholders.

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, may be adjusted from time to time to prevent dilution.

     At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding Voting Shares and before a person or group acquires beneficial ownership of 50% or more of our outstanding Voting Shares our Board of Directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one share of common stock (or one one-thousandth of a Preferred Share) for each two shares of common stock for which each Right is then exercisable, subject to adjustment.

     At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, our Board of Directors may redeem all but not less than all the then outstanding Rights at a price of $0.01 per Right (the "Redemption Price"). The redemption of the rights may be made effective at such time, on such basis and with such conditions as our Board of Directors in its sole discretion may establish. Immediately upon the action of our Board of Directors ordering redemption of the rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

     Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

     Our Restated Certificate of Incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability

     - for any breach of the officer's or director's duty of loyalty to us or our stockholders,

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation law, or

     - for any transaction from which the officer or director derived an improper personal benefit.

     The inclusion of this provision in our Restated Certificate of Incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted us and our stockholders.

     Both our Restated Certificate of Incorporation and Bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar of the common stock, as well as the rights agent under our Rights Plan, is ChaseMellon Shareholder Services, L.L.C.

                               DEPOSITARY SHARES

GENERAL

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of the deposit agreement and the depositary receipts. The summary is not complete. The forms of the deposit agreement and the depositary receipts are filed as exhibits to the registration statement and you should read such documents for provisions that may be important to you.

DIVIDENDS AND OTHER DISTRIBUTIONS

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Depositary will distribute the property to the record holders of the depositary shares. However, if the Depositary determines that it is not feasible to make the distribution of property, the Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Depositary deems necessary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

Upon surrender of depositary receipts at the principal office of the Depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of Depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

The Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Depositary nor us will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the Depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


                              PLAN OF DISTRIBUTION



     We may sell securities pursuant to this prospectus (a) through underwriters or dealers; (b) through agents; or (c) directly to one or more purchasers, including existing stockholders in a rights offering.


BY UNDERWRITERS

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in the prospectus supplement the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

BY AGENTS


     Securities offered by us pursuant to this prospectus may also be sold through agents designated by us. Unless indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.


DIRECT SALES; RIGHTS OFFERINGS


     Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights which may be issued to our securityholders.


DELAYED DELIVERY ARRANGEMENTS

     We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

GENERAL INFORMATION


     Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.



     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.


     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL MATTERS


     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.


                                    EXPERTS

     Arthur Andersen LLP, independent public accountants, audited the financial statements included in our annual report on Form 10-K for the year ended December 31, 1997 incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving the report.

     Crowe, Chizek and Company LLP, independent public accountants, audited the financial statements of the Carroll Automotive Group included in the Current Report on Form 8-K dated May 28, 1998, incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference herein in reliance upon the authority of Crowe, Chizek and Company LLP as experts in accounting and auditing in giving the report.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by the Company except as otherwise indicated.


Registration fee............................................  $ 69,500
Fees and expenses of accountants............................   250,000
Fees and expenses of legal counsel..........................   150,000
Fees and expenses of Trustee and counsel....................    25,000
Printing and engraving expenses.............................   100,000
Miscellaneous...............................................     6,500
                                                              --------
          Total.............................................  $600,000
                                                              ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Sixth, Part II, Section I of the Company's Charter, a copy of which is filed as Exhibit 3.1, provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

     Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company intends to purchase and maintain a directors' and officers' liability policy for such purposes.

     The form of Underwriting Agreements filed as Exhibits 1.1, 1.2 and 1.3 to this Registration Statement contains certain provisions for indemnification of directors and officers of the Company and the Underwriters against civil liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:


  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------
     *1.1    -- Form of Underwriting Agreement (Debt Securities).
     *1.2    -- Form of Underwriting Agreement (Preferred Stock).
     *1.3    -- Form of Underwriting Agreement (Common Stock).
      4.1    -- Restated Certificate of Incorporation of the Company
                (incorporated by reference to Exhibit 3.1 to the
                Company's Registration Statement on Form S-1
                (Registration No. 333-29893)).
      4.2    -- Bylaws of the Company (incorporated by reference to
                Exhibit 3.3 to the Company's Registration Statement on
                Form S-1 (Registration No. 333-29893)).
      4.3    -- Certificate of Designation of Series A Junior
                Participating Preferred Stock (incorporated by reference
                to Exhibit 3.2 of the Company's Registration Statement on
                Form S-1 (Registration No. 333-29893)).
   ***4.4    -- Form of Senior Indenture.
   ***4.5    -- Form of Subordinated Indenture.
   ***4.6    -- Form of Senior Debt Securities (included in Exhibit 4.4).
   ***4.7    -- Form of Subordinated Debt Securities (included in Exhibit
                4.5).
      4.8    -- Rights Agreement between the Company and ChaseMellon
                Shareholders Services, L.L.C., as rights agent dated
                October 3, 1997 (incorporated by reference to Exhibit
                10.10 of the Company's Registration Statement on Form S-1
                (Registration No. 333-29893)).
      4.9    -- Second Amended and Restated Revolving Credit Agreement
                Among the Company, its Subsidiary Borrowers and the banks
                listed therein dated November 10, 1998 (incorporated by
                reference to Exhibit 10.1 of the Company's Current Report
                on Form 8-K filed December 11, 1998).
     *4.10   -- Form of Depositary Agreement
     *4.11   -- Form of Depositary Receipt
   ***5.1    -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
   **12.1    -- Computation of Ratio of Earnings to Fixed Charges.
  ***23.1    -- Consent of Arthur Andersen LLP.
  ***23.2    -- Consent of Crowe, Chizek and Company LLP.
  ***23.3    -- Consent of Vinson & Elkins L.L.P. (see Exhibit 5.1).
  ***24.1    -- Powers of attorney (included in the signature page of
                this Registration Statement).
 ****25.1    -- Form T-1 Statement of Eligibility of Trustee under the
                Senior Indenture.
 ****25.2    -- Form T-1 Statement of Eligibility of Trustee under the
                Subordinated Indenture.


---------------

   * To be filed as an exhibit to a Current Report on Form 8-K.


  ** Previously filed.


 *** Filed herewith.


**** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.

ITEM 17.  UNDERTAKINGS

     (a) The registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that:

          (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Group 1 Automotive, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          GROUP 1 AUTOMOTIVE, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                   SENIOR VICE PRESIDENT,


                                                CHIEF FINANCIAL OFFICER AND
                                                          TREASURER



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                Chairman, President and Chief Executive
-----------------------------------------------------      Officer and Director (Principal Executive
               B.B. HOLLINGSWORTH, JR.                     Officer)

                /s/ SCOTT L. THOMPSON                      Senior Vice President, Chief Financial
-----------------------------------------------------      Officer and Treasurer (Chief Financial and
                  SCOTT L. THOMPSON                        Accounting Officer)

                          *                                Director
-----------------------------------------------------
                 ROBERT E. HOWARD II

                          *                                Director
-----------------------------------------------------
               STERLING B. MCCALL, JR.

                          *                                Director
-----------------------------------------------------
                  CHARLES M. SMITH

                          *                                Director
-----------------------------------------------------
                   JOHN H. DUNCAN

                          *                                Director
-----------------------------------------------------
                 BENNETT E. BIDWELL


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          SOUTHWEST TOYOTA, INC.
                                          SMC LUXURY CARS, INC.
                                          MCCALL AUTOMOTIVE GROUP, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and Director (Principal Executive
-----------------------------------------------------       Officer)
               STERLING B. MCCALL, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                 SCOTT L . THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO



*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          COURTESY NISSAN, INC.
                                          GROUP 1 FORD, INC.
                                          SMITH AUTOMOTIVE GROUP, INC.
                                          MIKE SMITH AUTOMOTIVE-H, INC.
                                          MIKE SMITH AUTOMOTIVE-N, INC.
                                          MIKE SMITH AUTOPLAZA, INC.
                                          MIKE SMITH AUTOPLEX, INC.
                                          MIKE SMITH AUTOPLEX BUICK, INC.
                                          MIKE SMITH AUTOPLEX DODGE, INC.
                                          MIKE SMITH AUTOPLEX-GERMAN IMPORTS,
                                          INC.
                                          MIKE SMITH AUTOPLEX-V, INC.
                                          MIKE SMITH L/M, INC.
                                          MIKE SMITH GM, INC.
                                          ROUND ROCK NISSAN, INC.
                                          SMITH, LIU & CORBIN, INC.
                                          SMITH, LIU & KUTZ, INC.
                                          TOWN NORTH IMPORTS, INC.
                                          TOWN NORTH NISSAN, INC.
                                          TOWN NORTH SUZUKI, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and Director (Principal Executive
-----------------------------------------------------       Officer)
                  CHARLES M. SMITH

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                 SCOTT L . THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          BOB HOWARD AUTOMOTIVE-A, INC.
                                          BOB HOWARD AUTOMOTIVE-H, INC.
                                          BOB HOWARD CHEVROLET, INC.
                                          BOB HOWARD DODGE, INC.
                                          BOB HOWARD MOTORS, INC.
                                          BOB HOWARD NISSAN, INC.
                                          HOWARD AUTOMOTIVE GROUP, INC.
                                          HOWARD PONTIAC-GMC, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and President and Director
-----------------------------------------------------       (Principal Executive Officer)
                 ROBERT E. HOWARD II

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                 SCOTT L . THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          FOYT MOTORS, INC.
                                          KINGWOOD MOTORS-H, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and President and Director
-----------------------------------------------------       (Principal Executive Officer)
                ROBERT L . STRUZYNSKI

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          KOONS FORD, INC.
                                          COURTESY FORD, INC.
                                          PERIMETER FORD, INC.
                                          FLAMINGO FORD, INC.
                                          J. CARROLL MANAGEMENT GROUP, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and Director (Principal Executive
-----------------------------------------------------       Officer)
                  JAMES S. CARROLL

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          MMK INTERESTS, INC.
                                          PRESTIGE CHRYSLER PLYMOUTH, INC.
                                          MAXWELL CHRYSLER PLYMOUTH DODGE, INC.
                                          HIGHLAND AUTOPLEX, INC.
                                          MAXWELL TEXAS MANAGEMENT, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President and Director (Principal Executive
-----------------------------------------------------       Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          PRESTIGE MAXWELL, INC.
                                          MAXWELL HOLDINGS, INC.

                                          By:    /s/ ROBERT E. HOWARD II
                                            ------------------------------------
                                                    ROBERT H. HOWARD II
                                                  PRESIDENT AND SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

               /s/ ROBERT E. HOWARD II                      President and Secretary (Principal Executive
-----------------------------------------------------       Officer)
                 ROBERT E. HOWARD II

                          *                                 Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                   KARI L. JOHNSON

                          *                                 Director
-----------------------------------------------------
                  JAMES S. CARROLL


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          CASA CHRYSLER PLYMOUTH JEEP INC.
                                          JOHNS AUTOMOTIVE GROUP, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and President and Director
-----------------------------------------------------       (Principal Executive Officer)
                  KENNETH E. JOHNS

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, McKinney Dodge, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          MCKINNEY DODGE, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1998.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                President and Director (Principal Executive
-----------------------------------------------------      Officer)
                   RONALD J. KUTZ

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Casa Chevrolet Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          CASA CHEVROLET INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and President and Director
-----------------------------------------------------       (Principal Executive Officer)
                  CYNTHIA C. JOHNS

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Luby Chevrolet Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1998.


                                          LUBY CHEVROLET CO.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                President and Director (Principal Executive
-----------------------------------------------------      Officer)
                 RICHARD FLEISCHMAN

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
-----------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Prestige Chrysler Plymouth Northwest, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          PRESTIGE CHRYSLER PLYMOUTH
                                            NORTHWEST, LTD.

                                          By: MMK Interests, Inc.
                                                General Partner


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                Chairman and President and Director
-----------------------------------------------------      (Principal Executive Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Prestige Chrysler Plymouth South, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          PRESTIGE CHRYSLER PLYMOUTH SOUTH, LTD.

                                          By: Prestige Chrysler Plymouth, Inc.
                                                General Partner


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                Chairman and President (Principal Executive
-----------------------------------------------------      Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Maxwell Chrysler Plymouth Jeep Eagle, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.



                                          MAXWELL CHRYSLER PLYMOUTH DODGE
                                            JEEP EAGLE, LTD.


                                          By: Maxwell Chrysler Plymouth Dodge,
                                              Inc.
                                                General Partner


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                Chairman and President and Director
-----------------------------------------------------      (Principal Executive Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Maxwell Ford, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 25, 1999.


                                          MAXWELL FORD, LTD.

                                          By: Maxwell Texas Management, Inc.
                                                General Partner


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                President and Director (Principal Executive
-----------------------------------------------------      Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO


*By:    /s/ SCOTT L. THOMPSON

     -------------------------------

            SCOTT L. THOMPSON


           AS ATTORNEY-IN-FACT

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Sunshine Buick Pontiac GMC Truck, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          SUNSHINE BUICK PONTIAC GMC TRUCK, INC.



                                          By:     /s/ KENNETH E. JOHNS

                                            ------------------------------------

                                                      KENNETH E. JOHNS


                                                         PRESIDENT



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ KENNETH E. JOHNS                       President and Director (Principal Executive
-----------------------------------------------------      Officer)
                  KENNETH E. JOHNS

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                       Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          LUBBOCK AUTOMOTIVE-M, INC.


                                          LUBBOCK MOTORS, INC.



                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                         PRESIDENT



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ SCOTT L. THOMPSON                       President and Director (Principal Executive,
-----------------------------------------------------       Chief Financial and Accounting Officer)
                  SCOTT L. THOMPSON

                                                            Director
-----------------------------------------------------
                    GREG WESSELS

                 /s/ FRANK R. TODARO                        Secretary and Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of Lubbock Motors-F, Ltd., Lubbock Motors-T, Ltd., Rockwall Automotive-F, Ltd., Amarillo Motors-C, Ltd., Amarillo Motors-J, Ltd., and Amarillo Motors-F, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          LUBBOCK MOTORS-F, LTD.


                                          LUBBOCK MOTORS-T, LTD.


                                          ROCKWALL AUTOMOTIVE-F, LTD.


                                          AMARILLO MOTORS-C, LTD.


                                          AMARILLO MOTORS-J, LTD.


                                          AMARILLO MOTORS-F, LTD.



                                          By: Lubbock Motors, Inc.



                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                         PRESIDENT



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ SCOTT L. THOMPSON                       President and Director (Principal Executive,
-----------------------------------------------------       Chief Financial and Accounting Officer)
                  SCOTT L. THOMPSON

                                                            Director
-----------------------------------------------------
                    GREG WESSELS

                 /s/ FRANK R. TODARO                        Secretary and Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of Chapparal Dodge, Ltd. and Colonial Chrysler-Plymouth, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          CHAPPARAL DODGE, LTD.


                                          COLONIAL CHRYSLER-PLYMOUTH, LTD.



                                          By: Kutz Auto Group, Inc.



                                          By:      /s/ RONALD J. KUTZ

                                            ------------------------------------

                                                      RONALD J. KUTZ


                                                        PRESIDENT



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                 /s/ RONALD J. KUTZ                         President and Director (Principal Executive
-----------------------------------------------------       Officer)
                   RONALD J. KUTZ

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Kutz Auto Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          KUTZ AUTO GROUP, INC.



                                          By:      /s/ RONALD J. KUTZ

                                            ------------------------------------

                                                       RONALD J. KUTZ


                                                         PRESIDENT



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                 /s/ RONALD J. KUTZ                         President and Director (Principal Executive
-----------------------------------------------------       Officer)
                   RONALD J. KUTZ

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          MIKE SMITH AUTOPLEX-A, INC.


                                          MIKE SMITH MOTORS, INC.


                                          MIKE SMITH IMPORTS, INC.



                                          By:     /s/ CHARLES M. SMITH

                                            ------------------------------------

                                                      CHARLES M. SMITH


                                                          CHAIRMAN



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                /s/ CHARLES M. SMITH                        Chairman and Director (Principal Executive
-----------------------------------------------------       Officer)
                  CHARLES M. SMITH

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          GROUP 1 HOLDINGS-T, INC.


                                          GROUP 1 HOLDINGS-GM, INC.



                                          By: /s/ THOMAS NYLE MAXWELL, JR.

                                            ------------------------------------

                                                  THOMAS NYLE MAXWELL, JR.


                                                  PRESIDENT AND SECRETARY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

            /s/ THOMAS NYLE MAXWELL, JR.                    President and Secretary and Director
-----------------------------------------------------       (Principal Executive Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Bob Howard Automotive-East, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          BOB HOWARD AUTOMOTIVE-EAST, INC.



                                          By:    /s/ ROBERT E. HOWARD II

                                            ------------------------------------

                                                    ROBERT E. HOWARD II


                                                   CHAIRMAN AND PRESIDENT



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

               /s/ ROBERT E. HOWARD II                      Chairman and President and Director
-----------------------------------------------------       (Principal Executive Officer)
                 ROBERT E. HOWARD II

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, GPI Atlanta, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.

                                          GPI ATLANTA, INC.


                                          By:      /s/ JOHN T. TURNER

                                            ------------------------------------

                                                       JOHN T. TURNER


                                                         PRESIDENT





     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                 /s/ JOHN T. TURNER                         President and Director (Principal Executive
-----------------------------------------------------       Officer)
                   JOHN T. TURNER

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-CC, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          DELAWARE ACQUISITION-CC, L.L.C.



                                          By: Prestige Maxwell, Inc., Sole
                                          Member



                                          By:    /s/ ROBERT E. HOWARD II

                                            ------------------------------------

                                                  PRESIDENT AND SECRETARY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
               /s/ ROBERT E. HOWARD II                      President and Secretary and Director
-----------------------------------------------------       (Principal Executive Officer)
                 ROBERT E. HOWARD II

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-F, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          DELAWARE ACQUISITION-F, L.L.C.



                                          By: Maxwell Holdings, Inc., Sole
                                          Member



                                          By:    /s/ ROBERT E. HOWARD II

                                            ------------------------------------

                                                    ROBERT E. HOWARD II


                                                  PRESIDENT AND SECRETARY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

               /s/ ROBERT E. HOWARD II                      President and Secretary and Director
-----------------------------------------------------       (Principal Executive Officer)
                 ROBERT E. HOWARD II

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-T, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          DELAWARE ACQUISITION-T, L.L.C.



                                          By: Group 1 Holdings-T, Inc., Sole
                                          Member



                                          By: /s/ THOMAS NYLE MAXWELL, JR.

                                            ------------------------------------

                                                  THOMAS NYLE MAXWELL, JR.


                                                  PRESIDENT AND SECRETARY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B.B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
            /s/ THOMAS NYLE MAXWELL, JR.                    President and Secretary and Director
-----------------------------------------------------       (Principal Executive Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-GM, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          DELAWARE ACQUISITION-GM, L.L.C.



                                          By: Group 1 Holdings-GM, Inc., Sole
                                          Member



                                          By: /s/ THOMAS NYLE MAXWELL, JR.

                                            ------------------------------------

                                                  THOMAS NYLE MAXWELL, JR.


                                                  PRESIDENT AND SECRETARY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

            /s/ THOMAS NYLE MAXWELL, JR.                    President and Secretary and Director
-----------------------------------------------------       (Principal Executive Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Group 1 Realty, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 21, 1999.



                                          GROUP 1 REALTY, INC.



                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                         PRESIDENT



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent fully power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of January, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ SCOTT L. THOMPSON                       President and Director (Principal Executive,
-----------------------------------------------------       Chief Financial and Accounting Officer)
                  SCOTT L. THOMPSON

                 /s/ FRANK R. TODARO                        Director
-----------------------------------------------------
                   FRANK R. TODARO

                               INDEX TO EXHIBITS


  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------
     *1.1    -- Form of Underwriting Agreement (Debt Securities).
     *1.2    -- Form of Underwriting Agreement (Preferred Stock).
     *1.3    -- Form of Underwriting Agreement (Common Stock).
      4.1    -- Restated Certificate of Incorporation of the Company
                (incorporated by reference to Exhibit 3.1 to the
                Company's Registration Statement on Form S-1
                (Registration No. 333-29893)).
      4.2    -- Bylaws of the Company (incorporated by reference to
                Exhibit 3.3 to the Company's Registration Statement on
                Form S-1 (Registration No. 333-29893)).
      4.3    -- Certificate of Designation of Series A Junior
                Participating Preferred Stock (incorporated by reference
                to Exhibit 3.2 of the Company's Registration Statement on
                Form S-1 (Registration No. 333-29893)).
   ***4.4    -- Form of Senior Indenture.
   ***4.5    -- Form of Subordinated Indenture.
   ***4.6    -- Form of Senior Debt Securities (Included in Exhibit 4.4).
   ***4.7    -- Form of Subordinated Debt Securities (Included in Exhibit
                4.5).
      4.8    -- Rights Agreement between the Company and ChaseMellon
                Shareholders Services, L.L.C., as rights agent dated
                October 3, 1997 (incorporated by reference to Exhibit
                10.10 of the Company's Registration Statement on Form S-1
                (Registration No. 333-29893)).
      4.9    -- Second Amended and Restated Revolving Credit Agreement
                Among the Company, its Subsidiary Borrowers and the banks
                listed therein dated November 10, 1998 (incorporated by
                reference to Exhibit 10.1 of the Company's Current Report
                on Form 8-K dated November 10, 1998).
     *4.10   -- Form of Depositary Agreement
     *4.11   -- Form of Depositary Receipt
   ***5.1    -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
   **12.1    -- Computation of Ratio of Earnings to Fixed Charges.
  ***23.1    -- Consent of Arthur Andersen LLP.
  ***23.2    -- Consent of Crowe, Chizek and Company LLP.
  ***23.3    -- Consent of Vinson & Elkins L.L.P. (see Exhibit 5.1).
  ***24.1    -- Powers of attorney (included in the signature page of
                this Registration Statement).
 ****25.1    -- Form T-1 Statement of Eligibility of Trustee under the
                Senior Indenture.
 ****25.2    -- Form T-1 Statement of Eligibility of Trustee under the
                Subordinated Indenture.


---------------

   * To be filed as an exhibit to a Current Report on Form 8-K.


  ** Previously filed.


 *** Filed herewith.


**** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.